Exhibit 99.1

Super Micro Computer Inc. Announces Receipt of Non-Compliance Letter from Nasdaq

SAN JOSE, Calif., September 14, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced that the Company received a notification letter from Nasdaq stating that the Company is not in compliance with Nasdaq listing rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The September 14, 2017 letter was sent as a result of the Company’s delay in filing its Annual Report on Form 10-K for the period ending June 30, 2017 (the “Form 10-K”). The Form 10-K was due on August 29, 2017. The Company filed a Form 12b-25 on August 29, 2017, the effect of which was to extend the due date for the Form 10-K to September 13, 2017. The Company was unable to file the Form 10-K by September 13, 2017, for the reasons reported in the Form 12b-25 and further described below.
The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. Under the Nasdaq rules, the Company has 60 days from the date of the notice either to file the Form 10-K or to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. If a plan is submitted and accepted, the Company could be granted up to 180 days from the Form 10-K’s due date to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.
As previously disclosed by the Company, additional time is needed for the Company to compile and analyze certain information and documentation and finalize its financial statements, as well as complete a related audit committee review, in order to permit the Company’s independent registered public accounting firm to complete its audit of the financial statements to be incorporated in the Form 10-K and complete its audit of the Company’s internal controls over financial reporting as of June 30, 2017. The Company is unable at this time to provide a date as to when the review and the audits will be completed.
There is no update to the Company’s previously announced guidance for net sales for the first quarter of fiscal year 2018 ending September 30, 2017. However, as a result of additional efforts required to finalize the financial statements and complete the audit committee review, the Company expects operating expenses for the quarter to increase due to higher legal and accounting costs.
The Company intends to file its 10-K promptly upon completion of the audit committee’s review and the completion of the audit.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, and the timing of completion of the Company’s audit for the fiscal year ended June 30, 2017 and the filing of the Company’s Annual Report on Form 10-K for such fiscal year. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.